Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces

Fourth Quarter 2022 Financial Results

COSTA MESA, CA – March 9, 2023 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended December 28, 2022.

Highlights for the fourth quarter ended December 28, 2022 compared to the fourth quarter ended December 29, 2021 were as follows:

●	Total revenue was $115.9 million compared to $109.0 million.
●	System-wide comparable restaurant sales(1) increased 4.7%.
●	Income from operations was $9.5 million compared to $8.4 million.
●	Restaurant contribution(1) was $14.7 million, or 14.7% of company-operated restaurant revenue, compared to $14.7 million, or 15.7% of company-operated restaurant revenue.
●	Net income was $6.5 million, or $0.18 per diluted share, compared to net income of $6.2 million, or $0.17 per diluted share.
●	Adjusted net income(1) was $6.0 million, or $0.16 per diluted share, compared to $6.1 million, or $0.17 per diluted share.
●	Adjusted EBITDA(1) was $13.3 million, compared to $12.7 million.

(1)	System-wide comparable restaurant sales, restaurant contribution, adjusted net income and adjusted EBITDA are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are defined below under “Key Financial Definitions.” A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Larry Roberts, Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, “We are pleased with our fourth quarter results, driven by the improvement in both our Company-operated and franchise restaurant operations and the success of our Stuffed Quesadilla promotion. These resulted in a system-wide comparable sales increase of 4.7%, with solid comparable sales growth at both company-owned and franchise restaurants. We are especially pleased by the continued improvement in both our brand tracker and internal customer service metrics, which achieved their highest levels during 2022 in the fourth quarter.  While unfavorable weather is proving to be a headwind in the first quarter of 2023, we remain confident that the sales building initiatives we are implementing in 2023 will be successful in delivering higher revenues and profits.  These include the continued improvement in system restaurant operations, a marketing calendar featuring innovative new products, a new advertising campaign that will drive our differentiation with new energy, the launch of a revamped app and loyalty program and the development of new sales platforms including catering and desserts.  In addition, we continue to attract new franchisees into our system and look forward to partnering with them and our existing franchisees as we continue our asset light expansion into new markets.”

Fourth Quarter 2022 Financial Results

Company-operated restaurant revenue in the fourth quarter of 2022 increased to $99.6 million, compared to $93.6 million in the fourth quarter of 2021, primarily due to an increase in company-operated comparable restaurant revenue of $6.0 million, or 6.5%. The company-operated comparable restaurant sales increase consisted of an approximately 7.3% increase in average check size due to increases in menu prices, partially offset by a 0.8% decrease in transactions. In addition, company-operated restaurant revenue was favorably impacted by $1.7 million of additional sales from restaurants opened during or after the fourth quarter of 2021. This company-operated restaurant sales increase was partially offset by a $1.2 million decrease in revenue from the closure of three restaurants and from three company-operated restaurants sold by the Company to existing franchisee during or subsequent to the fourth quarter of 2021.

Franchise revenue in the fourth quarter of 2022 increased 6.3% to $9.4 million, compared to $8.8 million in the fourth quarter of 2021. This increase was primarily due to a franchise comparable restaurant sales increase of 3.5%, the Company’s sale of three company-operated restaurants to an existing franchisee and the opening of eleven restaurants, in each case, during or subsequent to the fourth quarter of 2021. This franchise revenue increase was partially offset by the closure of two franchise locations during or subsequent to the fourth quarter of 2021.

Income from operations in the fourth quarter of 2022 was $9.5 million, compared to $8.4 million in the fourth quarter of 2021. Restaurant contribution was $14.7 million, or 14.7% of company-operated restaurant revenue, compared to $14.7 million, or 15.7% of company-operated restaurant revenue in the fourth quarter of 2021. The decrease in restaurant contribution as a percentage of company-operated restaurant revenue was largely due to the impact of wage increases, commodity inflation and higher operating costs, partially offset by higher menu prices.

General and administrative expenses in the fourth quarter of 2022 were $9.6 million, compared to $9.5 million in the fourth quarter of 2021. The increase for the quarter was primarily due to a $0.3 million increase in legal settlement expense, $0.1 million increase in recruiting expenses and a $0.2 million increase in other general and administrative expenses, offset by a $0.5 million decrease in labor related costs, primarily related to a decrease in management bonus expense.

Net income for the fourth quarter of 2022 was $6.5 million, or $0.18 per diluted share, compared to net income of $6.2 million, or $0.17 per diluted share, in the fourth quarter of 2021. Adjusted net income was $6.0 million, or $0.16 per diluted share, during the fourth quarter of 2022, compared to $6.1 million, or $0.17 per diluted share, during the fourth quarter of 2021.

During the fourth quarter, after drawing $46.0 million on its five-year senior-secured revolving credit facility the Company’s outstanding debt balance was $66.0 million with $20.5 million in cash and cash equivalents as of December 28, 2022.

Subsequent Events

Subsequent to year-end, the Company paid down $8.0 million on its 2022 Revolver and outstanding borrowings as of March 9, 2023 were $58.0 million.

2023 Outlook

The Company is providing the following expectations for 2023:

●	The opening of four to six new company-owned restaurants and eight to twelve new franchised restaurants.
●	Capital spend of $27.0 - $31.0 million.
●	G&A expense between $42.0 and $45.0 million.
●	Adjusted income tax rate of 26.5%.

Definition of Non-GAAP and other Key Financial Measures

System-wide sales are neither required by, nor presented in accordance with, GAAP. System-wide sales are the sum of company-operated restaurant revenue and sales from franchised restaurants. The Company’s total revenue in the consolidated statements of income is limited to company-operated restaurant revenue and franchise revenue from the Company’s franchisees. Accordingly, system-wide sales should not be considered in isolation or as a substitute for our results as reported under GAAP. Management believes that the presentation of system-wide sales provides useful information to investors because it is a measure that is widely used in the restaurant industry, including by our management, to evaluate brand scale and market penetration.

Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer and excludes restaurants that were closed during the applicable period. At December 28, 2022, there were 184 restaurants in our comparable company-operated restaurant base and 460 restaurants in our comparable system restaurant base. Because other companies may calculate this measure differently than we do, comparable restaurant sales as presented herein may not be comparable to similarly titled measures reported by other companies. Management believes that comparable restaurant sales is a valuable metric for investors to evaluate the performance of our store base, excluding the impact of new stores and closed stores.

Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which includes food and paper costs, labor and related expenses, and occupancy and other operating expenses. Restaurant contribution therefore excludes franchise revenue, franchise advertising fee revenue and franchise expenses as well as certain other costs, such as general and administrative expenses, franchise expenses, depreciation and amortization, asset impairment and closed-store reserves, loss on disposal of assets and other costs that are considered corporate-level expenses and are not considered normal operating costs of our restaurants. Accordingly, restaurant contribution is not indicative of overall Company results and does not accrue directly to the benefit of shareholders because of the exclusion of certain corporate-level expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. Additionally, because other companies may calculate these measures differently than we do, restaurant contribution and restaurant contribution margin as presented herein may not be comparable to similarly titled measures reported by other companies. Management uses restaurant contribution and restaurant contribution margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors to highlight trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures.

EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our underlying operating performance, as identified in the reconciliation table included under “Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA” in the accompanying financial tables at the end of this release. Because other companies may calculate these measures differently than we do, EBITDA and adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies. Management uses EBITDA and adjusted EBITDA as supplemental measures of our operating performance. Management believes these measures provide useful information to investors about our operational performance by highlighting trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted net income is neither required by, nor presented in accordance with, GAAP. Adjusted net income represents net income adjusted for (i) costs (or gains) related to loss (or gains) on disposal of assets or assets held for sale and asset impairment and closed store costs reserves, (ii) amortization expense and other estimate adjustments (whether expense or income) incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with securities class action litigation, (iv) extraordinary legal settlement costs, (v) insurance proceeds received related to securities class action legal expenses and (vi) provision for income taxes at a normalized tax rate of 26.5% for the thirteen and fifty-two weeks ended December 28, 2022 and December 29, 2021, which reflects our estimated long-term effective tax rate, including both federal and state income taxes (excluding the impact of the income tax receivable agreement and valuation allowance) and applied after giving effect to the foregoing adjustments. Because other companies may calculate these measures differently than we do, adjusted net income as presented herein may not be comparable to similarly titled measures reported by other companies. Management believes adjusted net income is an important supplement to GAAP measures that enhances the overall understanding of our operating performance and long-term profitability, and enables investors to more effectively compare the Company’s performance to prior and future periods.

Conference Call

The Company will host a conference call to discuss financial results for the fourth quarter of 2022 today at 4:30 PM Eastern Time. Larry Roberts, Chief Executive Officer and Ira Fils, Chief Financial Officer will host the call.

The conference call can be accessed live over the phone by dialing 201-493-6780.  A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 13735810. The replay will be available until Thursday, March 23, 2023. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About El Pollo Loco

El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 485 company-owned and franchised restaurants in Arizona, California, Nevada, Colorado, Texas, Utah, and Louisiana, El Pollo Loco is expanding its presence in key markets through a combination of company and existing and new franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include our 2023 outlook and statements regarding our ability to improve growth and profitability in the current challenging macroeconomic environment, as well as our ongoing business intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, sales levels, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties that could cause outcomes to differ materially from our expectations. These factors include, but are not limited to: the impacts of the ongoing COVID-19 pandemic or any future pandemic, epidemic or public health emergency on our company, our employees, our customers, our partners, our industry and the economy as a whole, as well as our franchisees’ ability to maintain operations in their individual restaurants; global economic or other business conditions that may affect the desire or ability of our customers to purchase our products such as inflationary pressures, high unemployment levels, increases in gas prices, rising interest rates, and declines in median income growth, consumer confidence and consumer discretionary spending;  our ability to open new restaurants in new and existing markets, including difficulty in finding sites and in negotiating acceptable leases; our ability to open new restaurants, establish new markets or compete successfully with other quick-service and fast casual restaurants; vulnerability to changes in consumer preferences and political and economic conditions; our ability to attract, develop and retain employees; vulnerability to conditions in the greater Los Angeles area and to natural disasters given the geographic concentration and real estate intensive nature of our business; our ability to effectively identify and secure appropriate sites for new restaurants; the possibility that we may continue to incur significant impairment of certain of our assets, in particular in our new markets; changes in food and supply costs, especially for chicken; social media and negative publicity, whether or not valid, and our ability to respond to and effectively manage the accelerated impact of social media; our ability to continue to expand our digital business, delivery orders and catering; and other risks set forth in our filings with the Securities and Exchange Commission from time to time, including under Item 1A, Risk Factors in our annual report on Form 10-K for the year ended December 29, 2021, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, all of which are or will be available online at www.sec.gov.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures that are supplemental measures of the operating performance of our business and restaurants: System-wide sales, Restaurant contribution and restaurant contribution margin, EBITDA and adjusted EBITDA, and Adjusted net income. Our calculations of these non-GAAP financial measures may not be comparable to those reported by other companies. These measures have limitations as analytical tools, and are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons and to evaluate our restaurants’ financial performance against our competitors’ performance. We believe these measures they provide useful information about our operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. These non-GAAP financial measures may also assist investors in evaluating our business and performance relative to industry peers and provide greater transparency with respect to the Company’s financial condition and results of operation.

Additional information about these non-GAAP financial measures (System-wide sales, Restaurant contribution and restaurant contribution margin, EBITDA and adjusted EBITDA, and Adjusted net income) is provided under “Definitions of Non-GAAP and other Key Financial Measures” above. For a reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure, see “Unaudited Reconciliation of System-Wide Sales to Company-Operated Restaurant Revenue and Total Revenue,” “Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” “Unaudited Reconciliation of Net Income to Adjusted Net Income” and “Unaudited Reconciliation of Income from Operations to Restaurant Contribution” in the accompanying financial tables at the end of this press release.

Investor Contact:

Jeff Priester

ICR

Investors@elpolloloco.com

Media Contact:

Carmen Hernandez

Edible

EPL.Media@Edible-Inc.com

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share data)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 28, 2022		December 29, 2021		December 28, 2022		December 29, 2021
	$	%	$	%	$	%	$	%
Revenue:
Company-operated restaurant revenue	$99,633	85.9	$93,616	85.9	$403,218	85.8	$394,733	86.9
Franchise revenue	9,363	8.1	8,810	8.1	38,225	8.1	33,729	7.4
Franchise advertising fee revenue	6,926	6.0	6,531	6.0	28,516	6.1	25,901	5.7
Total revenue	115,922	100.0	108,957	100.0	469,959	100.0	454,363	100.0
Costs of operations:
Food and paper cost (1)	28,188	28.3	25,423	27.2	117,774	29.2	104,394	26.4
Labor and related expenses (1)	31,807	31.9	30,248	32.3	130,773	32.4	120,308	30.5
Occupancy and other operating expenses (1)	24,946	25.0	23,269	24.8	101,543	25.2	97,557	24.7
Company restaurant expenses (1)	84,941	85.2	78,940	84.3	350,090	86.8	322,259	81.6
General and administrative expenses	9,605	8.3	9,498	8.7	39,093	8.3	39,852	8.8
Franchise expenses	8,854	7.6	8,374	7.7	36,169	7.7	32,831	7.2
Depreciation and amortization	3,673	3.2	3,637	3.3	14,418	3.1	15,176	3.3
Loss on disposal of assets	36	0.0	95	0.1	165	0.0	289	0.1
(Gain) loss on disposition of restaurants	(848)	(0.7)	—	—	(848)	(0.2)	1,534	0.3
Impairment and closed-store reserves	154	0.1	(5)	(0.0)	752	0.2	1,087	0.2
Total expenses	106,415	91.8	100,539	92.3	439,839	93.6	413,028	90.9

Income from operations	9,507	8.2	8,418	7.7	30,120	6.4	41,335	9.1
Interest expense, net of interest income	720	0.6	425	0.4	1,677	0.4	1,824	0.4
Income tax receivable agreement (income) expense	(91)	(0.1)	126	0.1	(436)	(0.1)	58	0.0
Income before provision for income taxes	8,878	7.7	7,867	7.2	28,879	6.1	39,453	8.7
Provision for income taxes	2,342	2.1	1,688	1.5	8,078	1.7	10,332	2.3
Net income	$6,536	5.6	$6,179	5.7	$20,801	4.4	$29,121	6.4
Net income per share:
Basic	$0.18		$0.17		$0.57		$0.81
Diluted	$0.18		$0.17		$0.57		$0.80
Weighted average shares used in computing net income per share:
Basic	36,442,572		36,104,828		36,350,579		35,973,892
Diluted	36,651,471		36,409,186		36,575,904		36,446,756

(1)	Percentages for line items relating to cost of operations and company restaurant expenses are calculated with company-operated restaurant revenue as the denominator. All other percentages use total revenue.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA

(dollar amounts in thousands)

	As of
	December 28, 2022	December 29, 2021
Selected Balance Sheet Data:
Cash and cash equivalents	$20,493	$30,046
Total assets	597,218	613,786
Total debt	66,000	40,000
Total liabilities	316,070	303,163
Total stockholders’ equity	281,148	310,623

	Fifty-Two Weeks Ended
	December 28, 2022	December 29, 2021
Selected Operating Data:
Company-operated restaurants at end of period	188	189
Franchised restaurants at end of period	302	291
Company-operated:
Comparable restaurant sales growth	3.7%	7.6%
Restaurants in the comparable base	184	187

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF SYSTEM-WIDE SALES TO COMPANY-OPERATED RESTAURANT REVENUE AND TOTAL REVENUE

(in thousands)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
(Dollar amounts in thousands)	December 28, 2022	December 29, 2021	December 28, 2022	December 29, 2021
Company-operated restaurant revenue	$99,633	$93,616	$403,218	$394,733
Franchise revenue	9,363	8,810	38,225	33,729
Franchise advertising fee revenue	6,926	6,531	28,516	25,901
Total Revenue	115,922	108,957	469,959	454,363
Franchise revenue	(9,363)	(8,810)	(38,225)	(33,729)
Franchise advertising fee revenue	(6,926)	(6,531)	(28,516)	(25,901)
Sales from franchised restaurants	154,468	145,745	635,819	578,497
System-wide sales	$254,101	$239,361	$1,039,037	$973,230

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2022	December 29, 2021	December 28, 2022	December 29, 2021
Adjusted EBITDA:
Net income, as reported	$6,536	$6,179	$20,801	$29,121
Provision for income taxes	2,342	1,688	8,078	10,332
Interest expense, net	720	425	1,677	1,824
Depreciation and amortization	3,673	3,637	14,418	15,176
EBITDA	$13,271	$11,929	$44,974	$56,453
Stock-based compensation expense (a)	685	284	3,491	3,220
Loss on disposal of assets (b)	36	95	165	289
(Gain) loss on disposition of restaurants (c)	(848)	—	(848)	1,534
Impairment and closed-store reserves (d)	154	(5)	752	1,087
Income tax receivable agreement (income) expense (e)	(91)	126	(436)	58
Securities class action legal expense (f)	—	239	443	495
Legal settlements (g)	—	—	(541)	—
Special legal expenses (h)	—	—	350	—
Pre-opening costs (i)	46	39	326	259
Adjusted EBITDA	$13,253	$12,707	$48,676	$63,395

(a)	Includes non-cash, stock-based compensation.
(b)	Loss on disposal of assets includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(c)	During the year ended December 28, 2022, we completed the sale of our three restaurants within Orange County area to an existing franchisee. This sale resulted in cash proceeds of $1.0 million and a net gain on sale of restaurants of $0.8 million for the year ended December 28, 2022. During the year ended December 29, 2021, we completed the sale of our eight restaurants within Sacramento area to an existing franchisee. This sale resulted in cash proceeds of $4.6 million and a net loss on sale of restaurants of $1.5 million for the year ended December 29, 2021.
(d)	Includes costs related to impairment of long-lived and right-of-use (“ROU’) assets and closing restaurants. During the quarter and year ended December 28, 2022, we recorded non-cash impairment charges of $0.1 million and $0.5 million, respectively, primarily related the long-lived assets of two restaurant in California. During the quarter and year ended December 29, 2021, we recorded non-cash impairment charges of less than $0.1 million and $0.7 million, respectively, primarily related to the carrying value of the ROU assets of one restaurant in Texas closed in 2019, the ROU assets of one restaurant in California closed during the year, and the long-lived assets of three restaurants in California.

During the quarter and year ended December 28, 2022, we recognized $0.1 million and $0.3 million, respectively, of closed-store reserve expense related to the amortization of ROU assets, property taxes and common area maintenance (“CAM”) payments for our closed locations.

During the quarter and year ended December 29, 2021, we recognized less than $0.1 million and $0.4 million, respectively, of closed-store reserve expense related to the amortization of ROU assets, property taxes and common area maintenance (“CAM”) payments for our closed locations.

(e)	On July 30, 2014, we entered into the TRA. This agreement calls for us to pay to our pre-IPO stockholders 85% of the savings in cash that we realize in our taxes as a result of utilizing our net operating losses and other tax attributes attributable to preceding periods. During the quarter and year ended December 28, 2022 and December 29, 2021, income tax receivable agreement (income) expense consisted of the amortization of interest expense and changes in estimates for actual tax returns filed, related to our total expected TRA payments.
(f)	Consists of costs and recoveries related to the defense of securities lawsuits. During the year ended December 29, 2021, we received $0.5 million in insurance proceeds, net of legal expenses, related to the derivative complaint.
(g)	Includes $0.5 million in legal settlement, net of legal expenses.
(h)	Consists of costs related to a special dividend declaration. On October 11, 2022, the Board of Directors declared a special dividend of $1.50 per share on the common stock of the Company. The special dividend was paid on November 9, 2022, to stockholders of record, including holders of restricted stock, at the close of business on October 24, 2022.
(i)	Pre-opening costs are a component of general and administrative expenses, and consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including management labor costs, staff labor costs during training, food and supplies used during training, marketing costs, and other related pre-opening costs. These are generally incurred over the three to five months prior to opening. Pre-opening costs also include occupancy costs incurred between the date of possession and the opening date for a restaurant.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(dollar amounts in thousands, except share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2022	December 29, 2021	December 28, 2022	December 29, 2021
Adjusted net income:
Net income, as reported	$6,536	$6,179	$20,801	$29,121
Provision for taxes, as reported	2,342	1,688	8,078	10,332
Income tax receivable agreement (income) expense	(91)	126	(436)	58
Loss on disposal of assets	36	95	165	289
(Gain) loss on disposition of restaurants	(848)	—	(848)	1,534
Impairment and closed-store reserves	154	(5)	752	1,087
Securities lawsuits related legal expenses	—	239	443	495
Legal settlements	—	—	(541)	—
Special legal expenses	—	—	350	—
Provision for income taxes	(2,154)	(2,205)	(7,622)	(11,373)
Adjusted net income	$5,975	$6,117	$21,142	$31,543
Adjusted weighted-average share and per share data:
Adjusted net income per share
Basic	$0.16	$0.17	$0.58	$0.88
Diluted	$0.16	$0.17	$0.58	$0.87
Weighted-average shares used in computing adjusted net income per share
Basic	36,442,572	36,104,828	36,350,579	35,973,892
Diluted	36,651,471	36,409,186	36,575,904	36,446,756

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF INCOME FROM OPERATIONS TO RESTAURANT CONTRIBUTION

(dollar amounts in thousands)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2022	December 29, 2021	December 28, 2022	December 29, 2021
Restaurant contribution:
Income from operations	$9,507	$8,418	$30,120	$41,335
Add (less):
General and administrative expenses	9,605	9,498	39,093	39,852
Franchise expenses	8,854	8,374	36,169	32,831
Depreciation and amortization	3,673	3,637	14,418	15,176
Loss on disposal of assets	36	95	165	289
(Gain) loss on disposition of restaurants	(848)	—	(848)	1,534
Franchise revenue	(9,363)	(8,810)	(38,225)	(33,729)
Franchise advertising fee revenue	(6,926)	(6,531)	(28,516)	(25,901)
Impairment and closed-store reserves	154	(5)	752	1,087
Restaurant contribution	$14,692	$14,676	$53,128	$72,474

Company-operated restaurant revenue:
Total revenue	$115,922	$108,957	$469,959	$454,363
Less:
Franchise revenue	(9,363)	(8,810)	(38,225)	(33,729)
Franchise advertising fee revenue	(6,926)	(6,531)	(28,516)	(25,901)
Company-operated restaurant revenue	$99,633	$93,616	$403,218	$394,733

Restaurant contribution margin (%)	14.7%	15.7%	13.2%	18.4%